Exhibit 99.2

Rising Sun Bancorp and Subsidiaries

Financial Statements

September 30, 2014

Rising Sun Bancorp And Subsidiaries
Consolidated Statement of Financial Condition

	(unaudited)
	September 30,	December 31,
	2014	2013
Assets
Cash and due from banks	$15,730,278	$19,063,304
Federal funds sold and other cash equivalents and Federal Home Loan Bank deposit	346,801	284,682
Cash and cash equivalents	16,077,079	19,347,986
Interest bearing deposits in banks	2,591,000	3,338,000
Available for sale securities, at fair value	31,924,587	38,988,728
Loans, less allowance for loan losses of $8,987,566 and $4,753,339 in 2014 and 2013, respectively	94,737,295	134,283,435
Premises and equipment, net	777,214	960,222
Foreclosed real estate	2,649,250	2,363,750
Cash surrender value of life insurance	5,404,324	5,274,581
Restricted equity securities, at cost	388,200	575,500
Accrued interest receivable and other assets	983,018	1,317,471

Total Assets	$155,531,967	$206,449,673

Liabilities And Stockholders' Equity
Deposits
Noninterest bearing	$27,297,437	$34,437,283
Interest-bearing	124,244,065	162,663,295
Total Deposits	151,541,502	197,100,578
Other borrowings	8,248,000	8,248,000
Deferred gain from sale/leaseback transaction	828,025	993,140
Accrued interest payable and other liabilities	1,566,180	1,990,568
Total Liabilities	162,183,707	208,332,286

Stockholders' Equity
Cumulative preferred stock
Series A - 5% for five years, 9% thereafter, $1 par value, $1,000 liquidation preference, 5,983 shares authorized, issued and outstanding	5,983	5,983
Series B - 9%, $1 par value, $1,000 liquidation preference, 300 shares authorized, 299 shares issued and outstanding	299	299
Common stock, $1 par value; 12,993,717 shares authorized; 3,699,944 shares issued and outstanding	3,699,944	3,699,944
Additional paid-in capital	7,399,893	7,399,893
Retained deficit	(17,366,819)	(12,263,382)
Accumulated other comprehensive (loss) income	(391,040)	(725,350)
Total Stockholders' Equity	(6,651,740)	(1,882,613)
Total Liabilities and Stockholders' Equity	$155,531,967	$206,449,673

See Notes to Unaudited Consolidated Financial Statements.

2

Rising Sun Bancorp And Subsidiaries
Consolidated Statement Of Operations
(unaudited)	Nine Months Ended September 30,
	2014	2013
Interest income
Interest and fees on loans	$4,998,041	$5,962,755
Interest on investment securities
Taxable interest on securities	462,191	241,800
Tax exempt interest on securities	23,132	29,881
Interest on federal funds sold	3,285	3,014
Interest on deposits in banks	42,417	51,993
Other interest and dividend income	2	13
Total interest income	5,529,068	6,289,456

Interest expense
Interest on deposits	733,730	806,890
Interest on junior subordinated debentures	169,682	133,925
Total interest expense	903,412	940,815
Net interest income	4,625,656	5,348,641

Provision for loan losses	4,178,308	2,446,224
Net interest income after provision for loan losses	447,348	2,902,417

Noninterest income
Service fees	273,437	409,451
Gain on sale of investment securities	63,842	-
Increase in cash surrender value of life insurance	140,078	141,718
Other than temporary impairment on restricted stock	-	(33,125)
Gain (loss) on disposal of fixed assets	(3,868)	48
Other	1,081,450	636,584
Total noninterest income	1,554,939	1,154,676

Noninterest expense
Salaries	2,036,431	1,918,837
Employee benefits	395,620	353,832
Occupancy	1,001,372	1,024,697
Furniture and equipment expenses	158,298	178,195
Computer services	741,606	800,162
FDIC assessments	515,008	365,364
Foreclosed real estate, net	162,130	121,699
Professional and directors' fees	1,025,139	817,122
Other	1,070,121	995,215
Total noninterest expense	7,105,725	6,575,123

Loss before income taxes	(5,103,438)	(2,518,030)
Less: Applicable income tax benefit	-	-
Net loss	(5,103,438)	(2,518,030)
Preferred stock dividends and discount accretion	313,324	349,937
Net loss attributable to common stockholders	$(5,416,762)	$(2,867,967)

Basic and diluted loss per share	$(1.46)	$(0.78)

See Notes To Unaudited Consolidated Financial Statements.

3

Rising Sun Bancorp And Subsidiaries

Consolidated Statement of Comprehensive Loss

For the nine months ended September 30, 2014 and 2013 (unaudited)

	September 30,	September 30,
	2014	2013

Net Loss	$(5,103,438)	$(2,518,030)

Change in unrealized gain (loss)	334,310	(846,869)

Comprehensive Loss	$(4,769,128)	$(3,364,899)

See Notes To Unaudited Consolidated Financial Statements.

Rising Sun Bancorp And Subsidiaries

Consolidated Statement of Changes in Stockholders' Equity

For the nine months ended September 30, 2014 and 2013 (unaudited)

						Accumulated
						Other
	Preferred Stock		Common	Additional	Retained	Comprehensive
	Series A	Series B	Stock	Paid-In Capital	Deficit	(Loss) Income	Total

Balance, December 31, 2012	$5,983	$299	$3,699,944	$7,399,893	$(8,406,157)	$332,749	$3,032,711

Net loss	-	-	-	-	(2,518,030)	-	(2,518,030)
Other comprehensive income	-	-	-	-	-	(846,869)	(846,869)

Balance, September 30, 2013	5,983	299	3,699,944	7,399,893	(10,924,187)	(514,120)	(332,188)

Net loss					(1,339,195)		(1,339,195)
Other comprehensive income						(211,230)	(211,230)

Balance, December 31, 2013	5,983	299	3,699,944	7,399,893	(12,263,382)	(725,350)	(1,882,613)

Net loss 2014	-	-	-	-	(5,103,438)	-	(5,103,438)
Other comprehensive loss	-	-	-	-	-	334,310	334,310

Balance, September 30, 2014	$5,983	$299	$3,699,944	$7,399,893	$(17,366,820)	$(391,040)	(6,651,741)

See Notes To Unaudited Consolidated Financial Statements.

4

Rising Sun Bancorp And Subsidiaries
Consolidated Statement of Cash Flows
(unaudited)	Nine Months Ended September 30,
	2014	2013
Cash Flows From Operating Activities
Net loss	$(5,103,438)	$(2,518,030)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	136,937	168,723
Gain on sale of investment securities	69,410	-
Amortization of securities, net	570,343	552,658
Other than temporary impairment on restricted stock	-	33,125
Sale/leaseback revenue recognized	(165,115)	(83,535)
Gain on foreclosed real estate	(106,252)	(66,091)
Provision for loan losses	4,178,308	2,446,224
Increase in cash surrender value of life insurance	(129,743)	(134,312)
(Gain) loss on disposal of fixed assets	6,373	(48)
Net change in:
Accrued interest receivable, income taxes, and other assets	330,944	60,909
Accrued interest payable and other liabilities	(424,387)	(134,908)
Net cash flows (used in) provided by operating activities	(636,620)	324,715

Cash Flows From Investing Activities
Redemption of restricted equity securities	187,300	133,250
Net change in interest-bearing deposits in banks	747,000	(2,988,000)
Activity in available for sale securities
Maturities, prepayments and calls	4,676,624	-
Sales	12,315,113	-
Purchases	(10,233,039)	(15,076,070)
Net change in loans	34,748,986	10,877,738
Proceeds from sales of foreclosed real estate	439,598	95,414
Proceeds from (purchases) premises and equipment, net	43,207	(127,239)
Net cash flows provided by (used in) investing activities	42,924,789	(7,084,907)

Cash Flows From Financing Activities
Net change in deposits	(45,559,076)	(9,273,088)
Issuance of common stock	-	-
Net cash flows used in financing activities	(45,559,076)	(9,273,088)

Net (decrease) increase in cash and cash equivalents	(3,270,907)	(16,033,280)

Cash and Cash Equivalents, Beginning of Period	19,347,986	32,838,182

Cash and Cash Equivalents, End of Period	$16,077,079	$16,804,902

Supplementary Cash Flows Information
Cash paid for interest	$733,730	$806,890

See Notes To Unaudited Consolidated Financial Statements.

5

Note 1.	Nature Of Banking Activities And Significant Accounting Policies

The consolidated results of operations of Rising Sun Bancorp and Subsidiaries (collectively, the “Company”) is principally from the operations of its wholly owned subsidiary, NBRS Financial Bank (the “Bank”). The Bank is a state chartered bank that is subject to regulations of the State of Maryland, the Federal Reserve, and the Federal Deposit Insurance Corporation. It provides full banking services primarily to customers in Cecil County and Harford County in Maryland, and surrounding areas such as Chester County, Lancaster County and York County in Pennsylvania. The Company has wholly owned statutory trust subsidiaries formed for the purpose of issuing trust preferred securities. Rising Sun Statutory Trust II and III were formed in April 2005 and June 2007, respectively.

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America and prevailing practices within the banking industry. The following is a summary of the most significant of such policies and practices.

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These consolidated financial statements included herein are unaudited; however in the opinion of management, present a fair representation of the Company’s financial condition, results of operations, and cash flows for the periods presented. The Company believes that the disclosures are adequate to make the information presented not misleading. The balances as of December 31, 2013 have been derived from audited financial statements. The results of operations for the nine months ended September 30, 2014 are not necessarily indicative of the results of operations to be expected for the remainder of the year or any other period.

Use of estimates: The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly sensitive to significant change relate to the determination of the allowance for loan losses, the valuation of deferred tax assets, the valuation of foreclosed real estate, and the fair value of investment securities available for sale.

Principles of consolidation: The accompanying consolidated financial statements include the accounts of Rising Sun Bancorp and its wholly-owned subsidiary, NBRS Financial Bank. The financial information of the statutory trusts is included on an unconsolidated basis, as they do not meet the criteria for consolidation. All significant intercompany accounts and transactions have been eliminated in consolidation.

Concentration of credit risk: Most of the Company’s activities are with customers located within Cecil County, Maryland and surrounding counties. Note 4 discusses the types of securities the Company invests in and Note 5 discusses the types of lending the Company engages in. The Company does not have any significant concentrations to any one industry or customer.

Cash and cash equivalents: For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash on hand, amounts due from banks, money market mutual funds, Federal Home Loan Bank (the “FHLB”) deposits, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods. All other deposits have original maturities of less than ninety days.

Interest-bearing deposits in banks: Interest-bearing deposits in banks mature within one year and are carried at cost and include amounts to compensate other banks for certain correspondent services.

Investment securities: Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and are reported at amortized cost. Securities not classified as held to maturity, including equity securities with readily determinable fair values, are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income, net of the related deferred tax effect. No securities have been classified as held to maturity as of September 30, 2014 or December 31, 2013.

6

Note 1.	Nature Of Banking Activities And Significant Accounting Policies (Continued)

Declines in the fair value of individual held to maturity and available for sale securities below their cost that are deemed to be other than temporary result in write-downs of the individual securities to their fair value. Equity security write-downs are reflected in earnings as realized losses. Debt securities that are deemed to be other-than-temporarily impaired are reflected in earnings as realized losses to the extent the impairment is related to credit losses. The amount of the impairment for debt securities related to other factors is recognized in other comprehensive income (loss). In evaluating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the reasons for the decline in value, (3) the financial position and access to capital of the issuer, including the current and future impact of any specific events, and (4) for debt securities, whether the Company intends to sell the security, or it is more likely than not that the Company will be required to sell the security before recovery of the cost basis, which in some cases may extend to maturity and for equity securities, the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for anticipated recovery in value. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Restricted equity securities: Restricted equity investments are predominantly stock in the Federal Home Loan Bank (FHLB) of Atlanta and to a lesser extent, the Federal Reserve Bank, which are restricted as to their marketability. The stocks are carried at cost. Management reviews the stocks for impairment based on the ultimate recoverability of the cost basis in the stock. The stocks’ values are determined by the ultimate recoverability of the par value rather than by recognizing temporary declines. Management considers such criteria as the significance of the decline in net assets, if any, the length of time this situation has persisted, commitments to make payments required by law or regulation, the impact of legislative and regulatory changes on the customer base and liquidity position of the issuer.

Loans: The Company grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by mortgage loans throughout northeastern Maryland and surrounding areas. The ability of the Company’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

Loans – nonaccrual: A loan is generally classified as nonaccrual, and the accrual of interest on such loan is discontinued, when the contractual payment of principal and interest has become 90 days past due or when management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is well-secured. When a loan is placed on nonaccrual status, unpaid interest is reversed against interest income. Interest received on nonaccrual loans is generally applied against principal. Generally, loans are restored to accrual status when the obligation is brought current, the borrower has performed in accordance with the contractual terms for a reasonable period of time, generally six months, and the ultimate collectability of the total contractual principal and interest is no longer in doubt. Interest on impaired loans is accounted for in a similar fashion.

7

Note 1.	Nature Of Banking Activities And Significant Accounting Policies (Continued)

Allowance for loan losses: The allowance for loan losses is established to absorb estimated losses on outstanding loans through a provision for loan losses charged to earnings. Loans are charged off when collection is sufficiently questionable and when the Company can no longer justify maintaining the loan as an asset on the balance sheet. Loans qualify for charge-off when, after thorough analysis, all possible sources of repayment are insufficient. These include: 1) potential future cash flows, 2) value of collateral, and/or 3) strength of co-makers and guarantors. All unsecured loans are charged off when the loan is determined to be impaired. Additionally, all loans classified as a loss or that portion of the loan classified as a loss are charged off. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as additional information becomes available or as economic conditions change.

The allowance consists of allocated and general components. The allocated component relates to loans that are classified as impaired when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and those loans classified that are not impaired and is based on historical charge-off experience and expected loss given default derived from the Company’s internal risk rating process. Other adjustments may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical or risk rating data.

A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impaired loans also include troubled debt restructurings (TDRs) where management has modified loan terms and made concessions to borrowers experiencing financial difficulty. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, with the exception of loans that are identified as TDRs, the Company does not separately identify individual consumer and residential loans for impairment measurement.

Off-balance sheet credit related financial instruments: In the ordinary course of business, the Company has entered into commitments to extend credit, including commitments under commercial letters of credit, and standby letters of credit. Such financial instruments are recorded when they are funded.

Foreclosed real estate: Real estate acquired through foreclosure of loans is initially measured at fair market value less costs to sell. Fair market value is based on independent appraisals or other relevant factors. At the time of acquisition, losses are charged to the allowance for loan losses. After foreclosure, valuations are periodically performed by management and the assets are carried at the lower of cost or fair value less estimated costs to sell. Revenue and expenses from operations and changes from any direct write-downs are included in net expenses from foreclosed real estate.

Premises and equipment: Premises and equipment are recorded at cost less accumulated depreciation. Depreciation is computed over the estimated useful lives using the straight-line method. Leasehold Improvements are amortized over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter. The costs of major renewals and betterments are capitalized, while the costs of ordinary maintenance and repairs are included in noninterest expense. Upon retirement or other disposition of properties, the carrying value and the related accumulated depreciation are removed from the accounts.

8

Note 1.	Nature Of Banking Activities And Significant Accounting Policies (Continued)

Valuation of long-lived assets: Long-lived assets are reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.

Transfers of financial assets: Transfers of financial assets are accounted for as sales when all of the components meet the definition of a participating interest and when control over the assets has been surrendered. A participating interest generally represents (1) a proportionate (pro rata) ownership interest in an entire financial asset, (2) a relationship where from the date of transfer all cash flows received from the entire financial asset are divided proportionately among the participating interest holders in an amount equal to their share of ownership, (3) the priority of cash flows has certain characteristics, including no reduction in priority, subordination of interest, or recourse to the transferor other than standard representation or warranties, and (4) no party has the right to pledge or exchange the entire financial asset unless all participating interest holders agree to pledge or exchange the entire financial asset. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Stock-based compensation plan: Stock-based compensation accounting guidance requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the grant date fair value of the equity or liability instruments issued. The stock compensation accounting guidance covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

The stock compensation accounting guidance requires that compensation cost for all stock awards be calculated and recognized over the employees' service period, generally defined as the vesting period. A Black-Scholes option pricing model is used to estimate the fair value of stock options.

Income taxes: The liability method is used in accounting for income taxes. Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Realization of deferred tax assets is dependent on generating sufficient taxable income in the future.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that ultimately would be sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more-likely-than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. The evaluation of a tax position taken is considered by itself and not offset or aggregated with other positions. Tax positions that meet the more-likely-than not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

9

Note 1.	Nature Of Banking Activities And Significant Accounting Policies (Continued)

It is the Company’s policy to recognize interest and penalties related to unrecognized tax liabilities within income tax expense in the statement of operations.

Per share data: Earnings (loss) per share (“EPS”) attributable to common stockholders are disclosed as basic and diluted. Basic EPS is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period. For calculating basic EPS, the weighted-average number of shares of common stock outstanding was 3,699,944 and 3,699,944 in 2014 and 2013, respectively.

Diluted earnings (loss) per share assumes exercise of all potential common stock equivalents in weighted average shares outstanding, as well as any adjustment to earnings that would result from the assumed issuance, unless the effect is anti-dilutive. Potential common stock that may be issued by the Company relates solely to outstanding stock options, and is determined using the treasury stock method. Loss attributable to common stockholders has been increased by preferred stock dividends and discount accretion related to the Company`s participation in the Capital Purchase Program, as described in Note 20. For calculating diluted EPS, the weighted-average number of shares of common stock outstanding was 3,699,944 and 3,699,944 in 2014 and 2013, respectively. All of the Company’s outstanding options and warrants were excluded from the calculation of diluted earnings per share because the effect would be antidilutive.

Comprehensive loss: Comprehensive income (loss) consists of net loss and other comprehensive income (loss). Other comprehensive income (loss) includes unrealized gains or losses on securities available for sale which are recognized as a separate component of stockholders’ equity.

Reclassification: Certain amounts in the 2013 consolidated financial statements have been reclassified to conform to the 2014 presentation, with no impact to equity or net loss.

Recent accounting pronouncements:

In February 2013, the FASB issued ASU No. 2013-02, “Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income,” to improve the transparency of reporting these classifications. ASU No. 2013-02 does not amend any existing requirements for reporting net income or other comprehensive income in the financial statements. ASU No. 2013-02 requires an entity to disaggregate the total change of each component of other comprehensive income (e.g., unrealized gains or losses on available-for-sale investment securities) and separately present reclassification adjustments and current period other comprehensive income. The provisions of ASU No. 2013-02 also requires that entities present either in a single note or parenthetically on the face of the financial statements, the effect of significant amounts reclassified from each component of accumulated other comprehensive income based on its source (e.g., unrealized gains or losses on available-for-sale investments securities) and the income statement line item affected by the reclassification (e.g., realized gains (losses) on sales of investment securities). If a component is not required to be reclassified to net income in its entirety (e.g., amortization of defined benefit plan items), entities would instead cross reference to the related not to the financial statements for additional information (e.g., pension footnote). The Company adopted the provisions of ASU No. 2013-02 effective January 1, 2013. As the Company provided these required disclosures in the notes to the Consolidated Financial Statements, the adoption of ASU No. 2013-02 had no impact on the Company’s consolidated statements of income and condition.

10

Note 1.	Nature Of Banking Activities And Significant Accounting Policies (Continued)

Accounting Standards Update (“ASU”) 2013-04, “Liabilities (Accounting Standards Codification (“ASC”) Topic 405) – Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date.” ASU 2013-04 provides guidance for the recognition, measurement and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation is fixed at the reporting date. This guidance requires an entity to measure the obligation as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among it co-obligors, and any additional amount the reporting entity expects to pay on behalf of its co-obligors. This guidance also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. ASU 2013-04 became effective for the Company on January 1, 2014, and did not have a significant impact on the Company’s financial statements.

ASU 2014-04, “Receivables (ASC Topic 310) – Troubled Debt Restructurings by Creditors, Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure.” ASU 2014-04 clarified when an in substance repossession or foreclosure occurs which is defined as when a creditor should be considered to have received physical possession of residential real property collateralizing a consumer mortgage loan such that the loan receivable should be derecognized and the real estate property recognized. The ASU requires that the real property be recognized upon obtaining legal title to the real estate collateral, or the borrower voluntarily conveying all interest in the real estate property to the lender to satisfy the loan through a deed in lieu of foreclosure or similar legal agreement. ASU 2014-04 is effective for the Company for interim and annual periods beginning after December 15, 2014 and is not expected to have a significant impact on the Company’s financial statements.

Note 2. Subsequent Events

On Friday, October 17, 2014, NBRS Financial Bank (“NBRS”) was closed by the Maryland Office of the Commissioner of Financial Regulation (“State”), and the Federal Deposit Insurance Corporation (“FDIC”) was appointed Receiver. Certain of the Bank’s assets, all deposits and certain other liabilities were sold to Howard Bank, the assuming institution (the “Transaction”). All former NBRS branch locations are now being operated by Howard Bank. The Transaction was completed in accordance with the terms of the Purchase and Assumption Agreement, All Deposits. Based upon a preliminary closing with the FDIC as of October 17, 2014, Howard Bank acquired total assets of approximately $145.9 million, including approximately $86.1 million in loans. Howard Bank also agreed to assume liabilities of approximately $143.4 million made up almost entirely of deposits. These amounts are estimates and, accordingly, are subject to adjustments based upon final settlement with the FDIC and final determination of estimated fair values for loans, intangibles, and deposit when all necessary information becomes available and management has completed its analysis. Howard Bank did not acquire any of NBRS’ other real estate owned. Additionally, Howard Bank did not at closing commit to purchase any owned or lease bank premises of NBRS; however, Howard Bank was granted an option to elect following closing to purchase any or all of the banking premises owned by the NBRS, or, in the case of lease banking premises, to assume the lease. Howard Bank plans to terminate the lease at the former NBRS Aberdeen location in April 2015.

Note 3. Cash And Due From Banks

The Bank is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank. The total of those reserve balances was approximately $1,069,000 and $1,151,000 at September 30, 2014 and December 31, 2013, respectively.

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Note 4.	Available For Sale Securities

Available for sale securities are summarized as follows:

	Amortized	Unrealized	Unrealized	Fair
September 30, 2014	Cost	Gains	Losses	Value

Agency residential mortgage-backed securities	$31,802,848	$137,508	$531,032	$31,409,324
SBA pools	458,340	3,284	799	460,825
Equity investments	54,438	-	-	54,438
	$32,315,626	$140,792	$531,831	$31,924,587

	Amortized	Unrealized	Unrealized	Fair
December 31, 2013	Cost	Gains	Losses	Value

Agency residential mortgage-backed securities	$38,697,032	$150,984	$892,757	$37,955,259
SBA pools	962,608	17,828	1,405	979,031
Equity investments	54,438	-	-	54,438
	$39,714,078	$168,812	$894,162	$38,988,728

At September 30, 2014 and December 31, 2013, securities with a fair value of $12,804,851 and $17,550,860, respectively, were pledged to secure public deposits and for other purposes as permitted or required by law.

The amortized cost and fair value of available for sale securities by contractual maturity at September 30, 2014 is as follows:

	Amortized	Fair
	Cost	Value
Maturing:
In one year or less	$-	$-
After one year through five years	-	-
After five years through ten years	-	-
After ten years	32,031,745	31,637,592
No contractual maturity:
SBA Pools	229,443	232,557
Equity investments	54,438	54,438
	$32,315,626	$31,924,587

Actual maturities may differ from contractual maturities for mortgage backed securities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

For the periods ended September 30, 2014 and September 30, 2013, proceeds from sales of securities available for sale amounted to $12,315,113 and $0, respectively. Gross realized gains amounted to $103,026 as of September 30, 2014 and $0 in 2013. Gross realized losses amounted to $33,616 as of September 30, 2014 and $0 in 2013.

12

Note 4.	Available For Sale Securities (Continued)

The Company routinely conducts periodic reviews to identify and evaluate each investment security to determine whether an other-than-temporary impairment has occurred. There were no charges to operations for impairment as of September 30, 2014. There was a charge of $33,125 to operations for impairment in 2013.

The following table shows the gross unrealized losses and fair value of the Company’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at September 30, 2014 and December 31, 2013.

	Continuous unrealized		Continuous unrealized
	losses existing for		losses existing for
	less than 12 months		12 months or more		Total
		Unrealized		Unrealized		Unrealized
September 30, 2014	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses

Agency residential mortgage-backed securities	$10,166,135	$65,331	$12,686,953	$465,701	$22,853,088	$531,032
SBA pools	2,339	8	348,826	791	351,165	799
	$10,168,474	$65,339	$13,035,779	$466,492	$23,204,253	$531,831

	Continuous unrealized		Continuous unrealized
	losses existing for		losses existing for
	less than 12 months		12 months or more		Total
		Unrealized		Unrealized		Unrealized
December 31, 2013	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses

Agency residential mortgage-backed securities	$27,596,293	$892,757	$-	$-	$27,596,293	$892,757
SBA pools	143,801	57	242,885	1,348	386,686	1,405
	$27,740,094	$892,814	$242,885	$1,348	$27,982,979	$894,162

Mortgage-backed securities and SBA loan pool obligations. The unrealized losses on the Company’s investment in government sponsored agency mortgage-backed securities at September 30, 2014 were caused by interest rate increases. The contractual cash flows of those investments are guaranteed by an agency of the U.S. government. Accordingly, it is expected that the securities would not be settled at a price less than the amortized cost bases of the Company's investments. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Company does not intend to sell the investments and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at September 30, 2014.

13

Note 5.	Loans Receivables

Loans consist of the following as of September 30, 2014 and December 31, 2013:

	September 30, 2014	December 31, 2013
Commercial and Industrial	$19,059,207	$28,634,009
Commercial real estate (CRE):
Owner occupied CRE	17,991,774	26,910,628
Non-owner occupied CRE	14,110,529	22,908,164
Consumer	5,783,382	6,484,043
Residential:
1-4 Family Construction	2,379,167	3,614,367
Home Equity Loans/Lines	7,918,488	9,222,541
1-4 Family Non-Revolving	30,918,504	36,072,448
Agricultural	4,979,373	5,319,059
	103,140,424	139,165,259
Less
Allowance for loan losses	(8,987,566)	(4,753,339)
Deferred loan origination fees	(190,358)	(192,003)
Loans in process	754,960	2,802
Overdrafts	19,835	60,716
Loans, net	$94,737,295	$134,283,435

The officers, directors and principal shareholders of the Company enter into loan transactions with the Company in the ordinary course of business. Transfers into the category are related to new officers of the Company. Transfers out of the category are related to officers that are no longer with the Company. Annual activity consisted of the following:

Beginning balance, January 1, 2014	$6,721,955
Advances	209,800
Transfers in	187,304
Transfers out	(930,698)
Repayments	(1,279,008)
Ending balance, September 30, 2014	$(4,160,857)

Note 6.	Credit Quality

Loan origination/risk management: The Company makes loans to individuals as well as to commercial entities. Specific loan terms vary as to interest rate, repayment and collateral requirements based on the type of loan requested and the creditworthiness of the prospective borrower. Credit risk tends to be geographically concentrated in that a majority of the loan customers are located in the markets serviced by the Company. All loans are underwritten within specific lending policy guidelines that are designed to maximize Company profitability within an acceptable level of business risk.

Commercial and Industrial (C&I) loans are underwritten after evaluating and understanding the borrower’s ability to operate profitably and prudently expand its business. C&I loans are primarily made based on the identified business and global cash flows of the borrower and secondarily on the underlying collateral provided by the borrower. Most commercial and industrial loans are secured by the assets being financed or other business assets such as accounts receivable or inventory and may incorporate personal guarantee to mitigate the risk of loss. While some short-term loans may be made on an unsecured basis, as a practice, the Company is primarily a secured lender.

14

Note 6.	Credit Quality (Continued)

Owner occupied commercial real estate loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Commercial real estate (CRE) lending typically involves higher loan principal amounts and repayment of these loans is generally largely dependent on the successful operation of an owner’s business. The properties securing the Company’s commercial real estate portfolio are diverse in terms of type and concentrated in geographic locations services. The Company seeks to minimize these risks in a variety of ways, including limiting the size and loan-to-value and requiring minimum debt service coverage ratios on its commercial real estate loans.

Non-owner occupied commercial real estate loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. These loans also include multi-family investment properties and construction loans. Commercial real estate (CRE) lending typically involves higher loan principal amounts and the repayment of these loans is generally largely dependent on the successful rental operation of the property securing the loan or the business conducted on the property securing the loan. The properties securing the Company’s commercial real estate portfolio are diverse in terms of type and concentrated in geographic locations serviced. The Company seeks to minimize these risks in a variety of ways, including pre-lease requirements, if applicable, limiting the size and loan-to-value and requiring minimum debt service coverage ratios on its commercial real estate loans. Construction loans involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project. Construction loans are underwritten based upon independent appraisals, analysis of absorption or lease rates, and the global financial analysis of the developers and/or property owners and include estimates of costs and value associated with the complete project. These loans are considered to have higher risks than other real estate loans due to their ultimate repayment being sensitive to successful completion of the project, the demand for constructed properties, general economic conditions and the availability of long-term financing.

Consumer loans generally involve more risk than first mortgages. Consumer loans are generally originated at higher rates than residential mortgage loans but also tend to have a higher risk than residential loans due to the loan being unsecured or secured by rapidly depreciable assets.

Residential one-to-four family construction loans involve lending to consumers through first and second lien mortgage loans and also cover residential construction. Because payments on these loans are highly dependent upon the borrower’s financial condition and real estate values, the Company analyzes credit scores, financial stability and general local and national economic conditions.

Residential home equity loans involve lending to consumers through first and second lien home equity lines of credit and/or mortgage loans, as applicable, secured by residential properties generally located within our market area. Because payments on these loans are highly dependent upon the borrower’s financial condition and real estate values, the Company analyzes credit scores, financial stability and general local and national economic conditions.

Agricultural loans cover farmland and agricultural equipment and are viewed primarily as cash flow loans. Repayment of these loans is generally dependent on the successful operation of the agricultural enterprise. The Company seeks to minimize these risks in a variety of ways, primarily by limiting the size and loan-to-value ratio.

15

Note 6.	Credit Quality (Continued)

Age analysis of past due loans: The following tables represent an aging of loans by category as of September 30, 2014 and December 31, 2013. The tables present the principal amount outstanding on the loans which may be past due for principal and/or interest payments contractually due.

September 30, 2014	30 - 59 Days Past Due	60 - 90 Days Past Due	Greater Than 90 Days And Still Accuring	Nonaccrual	Total Past Due	Current	Total Loans

Commercial and Industrial Loans	$219,411	$32,703	$-	$1,069,845	$1,321,959	$17,737,248	$19,059,207
Commercial real estate:
Owner occupied CRE	1,060,893	-	-	1,322,145	$2,383,038	15,608,736	17,991,774
Non-owner occupied CRE	-	-	-	2,972,344	$2,972,344	11,138,185	14,110,529
Consumer	5,173	-	-	109,705	$114,878	5,668,504	5,783,382
Residential:					$-
1-4 Family Construction	861,447	-	-	546,635	$1,408,082	971,085	2,379,167
Home Equity Loans/Lines	-	-	-	202,712	$202,712	7,715,776	7,918,488
1-4 Family Non-Revolving	381,981	77,078	-	1,030,784	$1,489,843	29,428,661	30,918,504
Agricultural	-	-	-	2,720,261	$2,720,261	2,259,112	4,979,373
	$2,528,905	$109,781	$-	$9,974,431	$12,613,117	$90,527,307	$103,140,424

December 31, 2013	30 - 59 Days Past Due	60 - 90 Days Past Due	Greater Than 90 Days And Still Accuring	Nonaccrual	Total Past Due	Current	Total Loans

Commercial and Industrial Loans	$-	$-	$-	$287,458	$287,458	$28,346,551	$28,634,009
Commercial real estate:
Owner occupied CRE	-	-	-	280,500	$280,500	26,630,128	26,910,628
Non-owner occupied CRE	730,000	-	-	-	$730,000	22,178,164	22,908,164
Consumer	121,820	-	-	-	$121,820	6,362,223	6,484,043
Residential:					$-
1-4 Family Construction	1,376,395	-	-	5,446	$1,381,841	2,232,526	3,614,367
Home Equity Loans/Lines	-	-	-	108,227	$108,227	9,114,314	9,222,541
1-4 Family Non-Revolving	1,200,112	-	-	2,184,019	$3,384,131	32,688,317	36,072,448
Agricultural	536,996	-	-	2,938,690	$3,475,686	1,843,373	5,319,059
	$3,965,323	$-	$-	$5,804,340	$9,769,663	$129,395,596	$139,165,259

Credit quality classifications: The Company assigns internal credit risk classifications at the inception of each loan. A loan’s internal risk rating is updated at least annually and more frequently if circumstances warrant a change in risk rating. The following definitions summarize the basis for each classification.

Pass credit classifications will generally reflect a credit that is performing, and expected to continue to perform, in accordance with all of the terms and conditions set forth in the original loan documentation, and are generally current on principal and interest payments.

Pass Watch credit classifications generally have been identified as warranting additional attention and monitoring. Loans in this category include borrowers who have marginal cash flow, marginal profitability, or have experienced an unprofitable year and declining financial conditions. The borrower has in the past satisfactorily handled debts with the Company, but in recent months has either been late, delinquent in making payments, or made sporadic payments. While the Company continues to be adequately secured, margins have decreased or are decreasing, despite the borrower’s continued satisfactory condition. Other characteristics of borrowers in this class include inadequate credit information, weakness of financial statement and repayment capacity, but with collateral that appears to limit exposure.

Special Mention credit classifications will generally have potential weaknesses and deteriorating prospects that deserve management’s close attention. Loans in this category are not adversely classified and do not expose an institution to sufficient risk to warrant substandard classification.

16

Note 6.	Credit Quality (Continued)

Substandard credit classifications characterize loans that are generally inadequately protected by the sound worth and paying capacity of the borrower or the collateral pledged. Loss potential, while existing in the aggregate amount of substandard loans, does not have to exist in individual loans. Loans in this category need impairment consideration.

Doubtful credit classifications include loans with all of the weaknesses inherent in a substandard loan, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. There are poor quality loans in which neither the collateral, if any, nor the financial condition of the borrower presently ensure collectability in full in a reasonable period of time. These loans are in a work-out status and have a defined work-out strategy.

Loss credits are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. The Company charges off loans in the period in which they become uncollectible.

The following tables summarize the loan portfolio by category of loan and the internally assigned credit quality ratings for those categories at September 30, 2014 and December 31, 2013:

September 30, 2014	Pass	Pass Watch	Special Mention	Substandard	Total

Commercial and Industrial	$9,469,336	$3,716,725	$-	$5,873,146	$19,059,207
Commercial real estate (CRE):
Owner occupied CRE	10,670,969	3,418,373	-	3,902,432	17,991,774
Non-owner occupied CRE	2,739,532	2,585,191	1,623,413	7,162,393	14,110,529
Consumer	4,536,358	1,137,319	-	109,705	5,783,382
Residential:					-
1-4 Family Construction	-	339,250	-	2,039,917	2,379,167
Home Equity Loans/Lines	7,394,899	320,877	-	202,712	7,918,488
1-4 Family Non-Revolving	19,720,873	6,744,017	954,474	3,499,140	30,918,504
Agricultural	2,259,112	-	-	2,720,261	4,979,373
	$56,791,079	$18,261,752	$2,577,887	$25,509,706	$103,140,424

December 31, 2013	Pass	Pass Watch	Special Mention	Substandard	Total

Commercial and Industrial	$16,138,323	$4,098,134	$1,306,371	$7,091,181	$28,634,009
Commercial real estate (CRE):
Owner occupied CRE	16,274,289	8,245,365	-	2,390,974	26,910,628
Non-owner occupied CRE	5,124,165	4,719,068	1,659,224	11,405,707	22,908,164
Consumer	5,187,670	1,296,373	-	-	6,484,043
Residential:					-
1-4 Family Construction	656,582	400,750	-	2,557,035	3,614,367
Home Equity Loans/Lines	8,741,774	81,502	275,102	124,163	9,222,541
1-4 Family Non-Revolving	24,891,235	3,875,332	1,480,073	5,825,808	36,072,448
Agricultural	2,091,742	288,627	-	2,938,690	5,319,059
	$79,105,780	$23,005,151	$4,720,770	$32,333,558	$139,165,259

17

Note 7.	Allowance for Loan Losses and Troubled Debt Restructurings

The following tables summarize the allowance for loan losses and related activity as of and for the periods ended September 30, 2014 and December 31, 2013, by loan category and the amount by category of loans evaluated individually or collectively for impairment.

		Commercial Real Estate			Residential
September 30, 2014	Commercial and Industrial Loans	Non-owner occupied CRE	Owner occupied CRE	Consumer	1-4 Family Construction	Home Equity Loans/ Lines	1-4 Family Non- Revolving	Agricultural	Total

Allowance for loan losses:
Beginning Balance, 1/1/2014	$1,089,762	$622,890	$699,939	$54,392	$466,676	$278,996	$810,123	$730,561	4,753,339
Charge-Offs	(85,657)	(253,500)	-	(3,591)	-	(94,997)	(256,948)	(90,000)	(784,693)
Recoveries	753,135	-	9,000	5,563	29,047	8,559	35,308	-	840,612
Provisions	(582,560)	1,477,524	876,517	88,082	(354,098)	206,649	1,269,574	1,196,620	4,178,308
Ending Balance, 9/30/2014	$1,174,680	$1,846,914	$1,585,456	$144,446	$141,625	$399,207	$1,858,057	$1,837,181	$8,987,566

Ending balance: individually evaluated for impairment	$422,923	$1,584,409	$1,120,577	$-	$-	$431	$637,207	$1,767,015	$5,532,562

Ending balance: collectively evaluated for impairment	751,757	262,505	464,879	144,446	141,626	398,776	1,220,849	70,166	3,455,004

Totals	$1,174,680	$1,846,914	$1,585,456	$144,446	$141,626	$399,207	$1,858,056	$1,837,181	$8,987,566

Loans:
Ending balance: individually evaluated for impairment	$5,064,595	$8,561,254	$3,314,904	$7,018	$1,409,937	$346,669	$2,123,244	$2,742,696	$23,570,317

Ending balance: collectively evaluated for impairment	13,994,612	5,549,275	14,676,870	5,776,364	969,230	7,571,819	28,795,260	2,236,677	79,570,107

Totals	$19,059,207	$14,110,529	$17,991,774	$5,783,382	$2,379,167	$7,918,488	$30,918,504	$4,979,373	$103,140,424

		Commercial Real Estate			Residential
December 31, 2013	Commercial and Industrial Loans	Non-owner occupied CRE	Owner occupied CRE	Consumer	1-4 Family Construction	Home Equity Loans/ Lines	1-4 Family Non- Revolving	Agricultural	Total

Allowance for loan losses:
Beginning Balance, 1/1/2013	$1,303,269	$575,687	$1,086,153	$57,006	$653,716	$319,642	$1,248,664	$33,974	5,278,111
Charge-Offs	(779,291)	(351,866)	(71,000)	(17,432)	(745,604)	(619,679)	(594,779)	-	(3,179,651)
Recoveries	74,592	36,391	14,000	4,717	3,000	13,904	62,051	-	208,655
Provisions	491,192	362,678	(329,214)	10,101	555,564	565,129	94,187	696,587	2,446,224
Ending Balance, 12/31/2013	$1,089,762	$622,890	$699,939	$54,392	$466,676	$278,996	$810,123	$730,561	$4,753,339

Ending balance: individually evaluated for impairment	$166,353	$-	$374,151	$252	$-	$-	$56,987	$716,334	$1,314,077

Ending balance: collectively evaluated for impairment	923,409	622,890	325,788	54,140	466,676	278,996	753,136	14,227	3,439,262

Totals	$1,089,762	$622,890	$699,939	$54,392	$466,676	$278,996	$810,123	$730,561	$4,753,339

Loans:
Ending balance: individually evaluated for impairment	$3,440,588	$5,575,502	$1,583,908	$10,337	$981,091	$269,221	$3,174,916	$2,938,690	$17,974,253

Ending balance: collectively evaluated for impairment	25,193,421	17,332,662	25,326,720	6,473,706	2,633,276	8,953,320	32,897,532	2,380,369	121,191,006

Totals	$28,634,009	$22,908,164	$26,910,628	$6,484,043	$3,614,367	$9,222,541	$36,072,448	$5,319,059	$139,165,259

Impaired loans: Loans are considered impaired when current information and events indicate that the Company may be unable to collect all amounts due according to the contractual terms of the related loan agreements. The Company identifies impaired loans, including troubled debt restructurings (TDRs), by applying its normal loan review procedures in accordance with its Allowance for Loan Loss methodology. Management periodically assesses loans to determine whether impairment exists. Any loan that is or will potentially no longer perform in accordance with the terms of the original loan contract are evaluated to determine impairment.

18

Note 7.	Allowance for Loan Losses and Troubled Debt Restructurings (Continued)

The following is a summary of information pertaining to impaired loans as of and for the periods ended September 30, 2014 and December 31, 2013:

	As of September 30, 2014			For the nine months ended September 30, 2014
	Unpaid			Average	Interest
	Principal	Recorded	Related	Recorded	Income
September 30, 2014	Balance	Investment	Allowance	Investment	Recognized
With no related allowance recorded:
Commercial and Industrial Loans	$2,788,204	$2,788,204	$-	$3,118,646	$94,592
Commercial real estate (CRE):
Owner occupied Commercial RE	252,059	252,059	-	253,479	12,979
Non-owner occupied Commercial RE	2,247,919	2,247,919	-	2,470,723	131,303
Consumer	112,752	112,752	-	17,935	4,774
Residential:
1-4 Family Construction	1,178,470	1,178,470	-	1,177,201	40,292
Home Equity Loans/Lines	141,828	141,828	-	151,706	5,448
1-4 Family Non-Revolving	761,556	670,869	-	1,672,004	40,473
Argicultual	743,959	653,959	-	719,333	-
Subtotal	$8,226,747	$8,046,060	$-	$9,581,027	$329,861

With an allowance recorded:
Commercial and Industrial Loans	$875,677	$875,677	$422,923	$681,801	$27,731
Commercial real estate (CRE):
Owner occupied Commercial RE	3,061,576	3,061,576	1,120,577	1,671,819	61,707
Non-owner occupied Commercial RE	2,972,344	2,972,344	1,584,409	3,923,358	129,869
Consumer	-	-	-	-	-
Residential:
1-4 Family Construction	-	-	-	-	-
Home Equity Loans/Lines	120,000	120,000	431	36,000	1,566
1-4 Family Non-Revolving	1,202,623	1,202,623	637,207	855,344	39,964
Argicultual	2,066,302	2,066,302	1,767,015	2,106,793	-
Subtotal	$10,298,522	$10,298,522	$5,532,562	$9,275,115	$260,837

Total:
Commercial and Industrial Loans	$3,663,881	$3,663,881	$422,923	$3,800,447	$122,323
Commercial real estate (CRE):
Owner occupied Commercial RE	3,313,635	3,313,635	1,120,577	1,925,298	74,686
Non-owner occupied Commercial RE	5,220,263	5,220,263	1,584,409	6,394,081	261,172
Consumer	112,752	112,752	-	17,935	4,774
Residential:	-	-	-	-	-
1-4 Family Construction	1,178,470	1,178,470	-	1,177,201	40,292
Home Equity Loans/Lines	261,828	261,828	431	187,706	7,014
1-4 Family Non-Revolving	1,964,179	1,873,492	637,207	2,527,348	80,437
Argicultual	2,810,261	2,720,261	1,767,015	2,826,126	-
Totals	$18,525,269	$18,344,582	$5,532,562	$18,856,142	$590,698

19

	As of December 31, 2013			For the nine months ended September 30, 2013
	Unpaid			Average	Interest
	Principal	Recorded	Related	Recorded	Income
December 31, 2013	Balance	Investment	Allowance	Investment	Recognized
With no related allowance recorded:
Commercial and Industrial Loans	$3,142,358	$3,009,342	$-	$4,182,706	$139,527
Commercial real estate (CRE):
Owner occupied Commercial RE	254,634	254,634	-	3,863,304	216,485
Non-owner occupied Commercial RE	5,575,502	5,575,502	-	6,335,167	297,647
Consumer	10,085	10,085	-	20,501	1,715
Residential:
1-4 Family Construction	975,645	981,091	-	1,748,707	61,711
Home Equity Loans/Lines	160,995	269,221	-	428,168	12,476
1-4 Family Non-Revolving	3,389,776	2,934,093	-	3,752,920	97,355
Argicultual	-	-	-	-	-
Subtotal	$13,508,995	$13,033,968	$-	$20,331,473	$826,916

With an allowance recorded:
Commercial and Industrial Loans	$431,246	$431,246	$166,353	$173,073	$17,983
Commercial real estate (CRE):
Owner occupied Commercial RE	1,329,274	1,329,274	374,151	1,346,351	40,827
Non-owner occupied Commercial RE	-	-	-	-	-
Consumer	252	252	252	1,584	96
Residential:
1-4 Family Construction	-	-	-	-	-
Home Equity Loans/Lines	-	-	-	-	-
1-4 Family Non-Revolving	240,823	240,823	56,987	146,333	4,727
Argicultual	2,938,690	2,938,690	716,334	1,252,096	42,834
Subtotal	$4,940,285	$4,940,285	$1,314,077	$2,919,437	$106,467

Total:
Commercial and Industrial Loans	$3,573,604	$3,440,588	$166,353	$4,355,779	$157,510
Commercial real estate (CRE):
Owner occupied Commercial RE	1,583,908	1,583,908	374,151	5,209,655	257,312
Non-owner occupied Commercial RE	5,575,502	5,575,502	-	6,335,167	297,647
Consumer	10,337	10,337	252	22,085	1,811
Residential:	-	-	-	-	-
1-4 Family Construction	975,645	981,091	-	1,748,707	61,711
Home Equity Loans/Lines	160,995	269,221	-	428,168	12,476
1-4 Family Non-Revolving	3,630,599	3,174,916	56,987	3,899,253	102,082
Argicultual	2,938,690	2,938,690	716,334	1,252,096	42,834
Totals	$18,449,280	$17,974,253	$1,314,077	$23,250,910	$933,383

Troubled debt restructurings: The Company’s loan portfolio also includes certain loans that have been modified in a troubled debt restructuring (TDR). TDRs occur when a creditor, for economic or legal reasons related to a debtor’s financial condition, grants a concession to the debtor that it would not otherwise consider. These concessions typically include reductions in interest rate below a market rate, extending the maturity of a loan, or a combination of both. When the Company modifies a loan, management evaluates for any possible impairment using either the discounted cash flow method, where the value of the modified loan is based on the present value of expected cash flows, discounted at the contractual interest rate of the original loan agreement, or by using the fair value of the collateral less selling costs. If management determines that the value of the modified loan is less than the recorded investment in the loan, impairment is recognized on the loan through a specific valuation allowance or charge-off. This process is used, regardless of loan type, as well as for loans modified as TDRs that subsequently default on their modified terms.

20

Note 7.	Allowance for Loan Losses and Trouble Debt Restructurings (Continued)

At September 30, 2014 and December 31, 2013, the Company had $8,436,421 and $12,105,378, respectively, in TDRs included in impaired loans. The following tables summarize TDRs as of and for the periods ended September 30, 2014 and December 31, 2013.

September 30, 2014	Number of Contracts	Pre-Modification Outstanding Recorded Investments	Post- Modification Outstanding Recorded Investments
Troubled Debt Restructuring
Commercial and Industrial Laons	4	$3,640,987	$2,479,943
Commercial real estate (CRE):
Owner occupied CRE	2	1,825,790	1,574,204
Non-owner occupied CRE	1	2,123,187	2,247,919
Consumer	1	39,583	3,047
Residential:
1-4 Family Construction	1	1,639,940	631,836
Home Equity Loans/Lines	1	149,973	141,828
1-4 Family Nonrevolving	8	2,647,725	1,357,644
	18	$12,067,185	$8,436,421

December 31, 2013	Number of Contracts	Pre-Modification Outstanding Recorded Investments	Post- Modification Outstanding Recorded Investments
Troubled Debt Restructuring
Commercial and Industrial Laons	4	$3,298,557	$3,158,576
Commercial real estate (CRE):
Owner occupied CRE	2	1,825,790	1,583,908
Non-owner occupied CRE	2	5,521,263	5,575,502
Consumer	2	47,014	10,337
Residential:
Home Equity Loans/Lines	2	166,991	160,995
1-4 Family Nonrevolving	8	2,647,725	1,616,060
	20	$13,507,340	$12,105,378

21

Note 7.	Allowance for Loan Losses and Troubled Debt Restructurings (Continued)

The following tables depict those TDRs that were not performing under their modified terms and are on nonaccrual at September 30, 2014 and December 31, 2013.

September 30, 2014	Number of Contracts	Recorded Investment
Troubled Debt Restructuing
Commercial and Industrial Loans	1	$134,776
Owner Occupied Commercial Real Estate	1	$1,322,145
Residential 1-4 Family Nonrevolving	5	827,887
	7	$2,284,808

December 31, 2013	Number of Contracts	Recorded Investment
Troubled Debt Restructuing
Commercial and Industrial Laons	1	$5,446
Residential 1-4 Family Nonrevolving	2	625,162
	3	$630,608

During the periods ended September 30, 2014 and September 30, 2013, the Company modified 0 and 1 loan, respectively, consisting of interest rate reductions, extensions of maturity dates, deferral of payments, reamortization or a combination thereof totaling $0 and $15,937, respectively. There was no principal forgiveness.

September 30, 2013	Reduced Interest Rate and Extend Maturity	Extended Maturity Only	Defer Payments Only	Combination of Items at Left	Total
Home Equity Loans/Lines	$-	$-	$-	$15,937	$15,937

At September 30, 2013, $15,937 of loans were performing in accordance with their modified terms. No specific reserves were allocated on the loan above as of September 30, 2013.

22

Note 8.	Premises and Equipment

Bank premises and equipment and depreciation charged to operations consist of the following as of September 30, 2014 and December 31, 2013:

	Estimated	September 30,	December 31,
	Useful lives	2014	2013
Leasehold improvements	15 - 20 years	$1,052,383	$1,046,500
Furniture, equipment and automobiles	4 - 7 years	2,784,515	3,248,316
		3,836,898	4,294,816
Less: accumulated depreciation		3,059,684	3,334,594
		$777,214	$960,222

Depreciation expense for the period		$133,428	$220,693

Software, net of accumulated amortization, that is included in other assets and amortization charged to operations consists of the following as of September 30, 2014 and December 31, 2013:

	Estimated	September 30,	December 31,
	Useful lives	2014	2013
Software	3 - 6 years	$439,155	$439,155
Accumulated amortization		432,252	428,743
		$6,903	$10,412

Amortization expense for the period		$3,509	$3,977

Leasing arrangements: On December 31, 2008, the Company sold its corporate office at 6 Pearl Street and four branch buildings under a sale-leaseback transaction for $6,889,494 and concurrently entered into a non-cancellable operating lease agreement to lease the property back at an initial amount of $659,839 per year, with annual increases through December 31, 2022. The Company realized a gain on the sale of the real estate in the amount of $1,559,322, which was deferred and is being recognized using the straight-line method over the term of the lease. Revenue recognized and included in other noninterest income in connection with the transaction amounted to $165,115 as of September 30, 2014 and $111,380 during 2013. The following table reflects the expected recognition of revenue for the deferred gain resulting from the sale-leaseback transaction at September 30, 2014:

Years Ending December 31,
2014 - three months	$25,373
2015	101,491
2016	101,491
2017	101,491
2018	101,491
2019 and thereafter	396,689
$828,026

Additionally, the Company leases other branch office facilities under non-cancellable operating lease arrangements whose terms do not extend beyond March 2025. The leases contain options which enable the Company to renew the leases for additional periods. In addition to minimum rentals, the leases have escalation clauses based upon price indices and include provisions for additional payments to cover real estate taxes and common area maintenance. Lease expenses were $840,029 and $1,128,687 as of September 30, 2014 and December 31, 2013, respectively.

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Note 8.	Premises and Equipment (Continued)

The total minimum rental commitments under these non-cancellable operating leases at September 30, 2014 are outlined below:

Years Ending December 31,	Sale-Leaseback	All Other Leases	Total Amount
2014 - three months	$156,091	$31,012	$187,103
2015	636,853	126,625	763,478
2016	649,590	129,627	779,217
2017	662,582	132,708	795,290
2018	682,460	135,870	818,330
2019 and thereafter	2,940,811	842,252	3,783,063
	$5,728,387	$1,398,094	$7,126,481

Note 9. Other Commitments and Contingencies

Litigation: In the ordinary course of business, the Company has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the financial condition of the Company.

Note 10.	Deposits

Interest-bearing deposits consist of the following as of September 30, 2014 and December 31, 2013:

	September 30,	December 31,
	2014	2013
NOW accounts	$16,813,415	$20,917,668
Savings	19,670,822	22,085,115
Money market accounts	22,575,231	28,020,272
Certificates of deposit under $100,000	43,982,029	55,887,263
Certificates of deposit $100,000 and over	21,202,568	35,752,977
	$124,244,065	$162,663,295

At September 30, 2014, the scheduled maturities of certificates of deposit, including those with an initial term of twelve months or less, are as follows:

Years Ending December 31,	Amount
2014 - three months	$15,055,957
2015	31,272,556
2016	8,303,969
2017	7,245,595
2018	1,848,943
2019 and thereafter	1,457,577
$65,184,597

Interest expense on deposit accounts for the periods ended September 30, 2014 and December 31, 2013 is as follows:

	September 30,	December 31,
	2014	2013
NOW accounts	$19,105	$28,311
Savings	14,054	18,061
Money market accounts	46,528	68,578
Certificates of deposit	654,043	958,989
	$733,730	$1,073,939

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Note 11.	FHLB Borrowings

The Company has a line of credit arrangement with the Federal Home Loan Bank (the “FHLB”) under which it may borrow up to $28,660,000 at interest rates based on current market conditions of which there were no amounts outstanding as of September 30, 2014 and December 31, 2013. The line of credit accrued interest at 0.36% as of September 30, 2014 and December 31, 2013. The line of credit is secured by a lien on a portion of the Company’s residential first mortgage portfolio with a lendable collateral value of $7,515,663. The Company was required to purchase shares of capital stock in the FHLB for a total of $186,000 and $263,900 as of September 30, 2014 and December 31, 2013, respectively, as a condition to obtaining the line of credit. This investment is reflected in “restricted equity securities” in the accompanying consolidated balance sheets.

Note 12.	Junior Subordinated Debentures

In April 2005, the Parent Company issued trust preferred securities, through a statutory business trust; Rising Sun Statutory Trust II, consisting of 3,000 shares with a liquidation amount of $1,000 per share, or $3,000,000. The Trust also issued $93,000 of common equity securities to the Parent Company and used the proceeds of the trust preferred and common equity securities to purchase at par $3,093,000 of adjustable rate junior subordinated debentures of the Parent Company that are due June 15, 2035. These long-term borrowings bear interest at a rate equal to the three-month LIBOR rate plus 2.00% per annum and reset quarterly. The rate at September 30, 2014 and December 31, 2013 was 3.88% and 2.24%, respectively. The obligations of the Parent Company constitute a full and unconditional guarantee of the Trust’s obligations under the trust preferred securities. The Parent Company may redeem the debentures, in whole or in part, at any time at par, plus any accrued unpaid interest.

In June 2007, the Parent Company issued trust preferred securities, through a statutory business trust; Rising Sun Statutory Trust III, consisting of 5,000 shares with a liquidation amount of $1,000 per share, or $5,000,000. The Trust also issued $155,000 of common equity securities to the Parent Company and used the proceeds of the trust preferred and common equity securities to purchase at par $5,155,000 of adjustable rate junior subordinated debentures of the Parent Company that are due September 15, 2037. These long-term borrowings bear interest at a rate equal to the three-month LIBOR rate plus 1.65% per annum and reset quarterly. The rate at September 30, 2014 and December 31, 2013 was 3.53% and 1.89%, respectively. The obligations of the Parent Company constitute a full and unconditional guarantee of the Trust’s obligations under the trust preferred securities. The Parent Company may redeem the debentures, in whole or in part, at any time at par, plus any accrued unpaid interest.

If the Company determines that there is a need to preserve capital or improve liquidity, the ability exists to defer interest payments for a maximum of five years. During the fourth quarter of 2009, the Company elected to defer the interest payments due. Further, pursuant to the terms of the Written Agreement as described in Note 20, the Company will not make any interest payments in the future without prior approval from the regulators. Amounts accrued but unpaid were $934,474 and $764,793 as of September 30, 2014 and December 31, 2013, respectively.

Note 13.	Retirement Plan

The Company has a retirement plan qualifying under section 401(k) of the Internal Revenue Code, covering substantially all employees. Employees may contribute a portion of their compensation subject to certain limits based on the Federal tax laws. The Company may make matching contributions that vest to the employee equally over a five-year period. The Company made no matching contributions in 2014 or 2013. The Company may also make discretionary contributions to the plan. There were no discretionary contributions in 2014 or 2013.

25

Note 14.	Deferred Compensation

During 2011, the Company terminated a compensation plan for some of its senior officers and directors, which provides benefits payable at age 65. During 2014 the remaining compensation plans were terminated. The deferred compensation, included in accrued interest payable and other liabilities, amounted to $0 and $92,469 at September 30, 2014 and December 31, 2013, respectively. The Company recognized expense of $10,796 as of September 30, 2014 and $6,135 in 2013 related to this plan.

Note 15.	Stock-Based Compensation Plan

On May 22, 2003, the shareholders approved the Company’s 2003 Stock Option and Incentive Plan. The 2003 Plan provides that 222,600 shares (adjusted for stock dividends and splits) of the Company’s common stock will be reserved for the granting of both incentive stock options and non-qualified stock options to purchase these shares. The exercise price per share shall not be less than the fair market value of a share of common stock on the date on which such options were granted, subject to adjustments for the effects of any stock splits or stock dividends. Stock options granted have an annual vesting schedule of 20% each December 31st beginning in the year granted and must be exercised within a ten year period. At September 30, 2014, there were no shares available for future grant under the plan since the plan has expired. There was no remaining unrecognized compensation cost as of September 30, 2014.

The fair value of each option award is estimated at the date of grant using a Black-Scholes option-pricing model that uses the assumptions noted in the following table. Expected volatilities are based on the best estimate of the historical volatility of the Company’s stock. The Company uses historical data to estimate option exercise and employee and director terminations within the model, as well as the expected term of options granted, which represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. No options were granted in 2014 or 2013.

The following is a summary of transactions in the Plan as of and during the periods ended September 30, 2014 and December 31, 2013.

	Options issued	Weighted-average
	and outstanding	exercise price
Balance at January 1, 2013	$75,800	$13.53
Exercised	-	-
Terminated	-	-
Granted	-	-
Balance at December 31, 2013	$75,800	13.53
Exercised	-	-
Terminated	-	-
Granted	-	-
Balance at September 30, 2014	$75,800	$13.53
Aggregate intrinsic value at September 30, 2014	$-

At September 30, 2014 and December 31, 2013, the options issued and outstanding had exercise prices, weighted-average remaining contractual lives, and were exercisable as follows:

	September 30,	December 31,
	2014	2013
Exercisable options:
Options outstanding	75,800	75,800
Weighted-average price	$13.53	$13.53
Weighted-average remaining contractual life (months)	12	18

As of September 30, 2014, there were no non-vested options.

26

Note 16.	Income Taxes

A reconciliation of the applicable statutory federal income tax rate to the effective income tax rate for the periods ended September 30, 2014 and December 31, 2013 is as follows:

	September 30, 2014		December 31, 2013
	Amount	%	Amount	%
Statutory federal income tax rate	$(1,735,169)	(34.0)%	$(1,311,456)	(34.0)%
Increase (decrease) in tax rate resulting from:
Tax-exempt income	(10,608)	(0.2)%	(16,405)	(0.4)%
Bank owned life insurance	(47,627)	(0.9)%	(64,337)	(1.7)%
Other	903	(0.0)%	-	0.0%
Valuation allowance on deferred tax asset	1,792,501	35.1%	1,392,198	36.1%
	$-	(0)%	$-	(0)%

Components of the Company’s net deferred tax asset as of September 30, 2014 and December 31, 2013 consist of the following:

	September 30,	December 31,
	2014	2013
Deferred tax assets
Allowance for loan losses	$1,245,179	$1,064,207
Deferred compensation	-	109,497
Deferred gain from sale/leaseback transaction	326,614	391,744
Impairment of goodwil and core deposit intangible	322,190	385,301
Contribution carryover	47,309	40,219
Net operating loss carryover	8,847,019	6,759,848
Foreclosed real estate	104,680	208,625
AMT carryover	83,195	83,195
Fixed assets	618,323	58,902
Deferred rent	180,767	189,228
Other than temporary impairment	(33,125)	13,066
Unrealized gain on securities available for sale	154,246	286,186
	11,896,397	9,590,018
Valuation allowance	(11,868,319)	(9,561,439)
	28,078	28,579
Deferred tax liabilities
Fixed assets	-	-
Federal Home Loan Bank stock dividend	(11,321)	(11,321)
Deferred loan costs	(16,757)	(17,258)
Unrealized gain on securities available for sale	-	-
	(28,078)	(28,579)
Net deferred tax asset	$-	$-

In management’s opinion, it is more likely than not that the net deferred tax assets will not be realized. Accordingly, a valuation allowance has been provided to offset the net deferred tax assets.

Management has evaluated the Company’s tax positions and concluded that the Company has taken no uncertain tax positions that require adjustment to the consolidated financial statements. Generally, the Company is no longer subject to income tax examinations by federal or state tax authorities for years before 2009.

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Note 17.	Other Expenses

Other expenses for the periods ended September 30, 2014 and 2013 consist of the following:

	September 30,	September 30,
	2014	2013
Postage, printing and supplies	$64,859	$97,737
Utilities	194,120	208,635
Advertising and promotion	74,444	54,368
Insurance	112,174	106,580
Other	624,523	527,895
	$1,070,120	$995,215

Note 18.	Financial Instruments With Off-Balance Sheet Risk

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments include commitments to grant loans, fund commitments under lines of credit (collectively “commitments to extend credit”), and commercial and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of amounts recognized in the balance sheets. The contractual amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and commercial and standby letters of credit is represented by the contractual amount of those obligations. The Company uses the same policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

The contractual amounts of these financial instruments at September 30, 2014 and December 31, 2013 are as follows:

	September 30,	December 31,
	2014	2013
Commitments to grant loans	$-	$500,000
Unfunded commitments under lines of credit	7,855,908	10,327,832
Commercial and standby letters of credit	4,910,779	7,327,845
	$12,766,687	$18,155,677

Commitments to extend credit are agreements to lend to a customer as long as there are no violations of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the customer. Collateral held varies but may include inventory, real estate, equipment, securities, cash, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements and, generally, have terms of one year or less. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers; the Company generally holds collateral supporting these commitments. In the event the customer does not perform in accordance with the terms of the agreement with the third-party, the Company would be required to fund the commitment. The maximum potential amount of future payments the Company could be required to make is represented by the contractual amount of the commitment. If the commitment is funded the Company would be entitled to seek recovery from the customer. At September 30, 2014 and December 31, 2013, no amounts have been recorded as liabilities for the Bank’s potential obligations under these guarantees.

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Note 19.	Fair Value Of Assets and Liabilities

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. The fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate sale or settlement of the instrument.

Fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

The Company groups its assets and liabilities carried at fair value in three valuation levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1	Inputs to the valuation methodology are unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2	Inputs to the valuation methodology include (a) quoted prices for similar assets or liabilities in active markets; (b) quoted prices for identical or similar assets or liabilities in inactive markets; (c) inputs other than quoted prices that are observable for the asset or liability; and (d) inputs that are derived principally from or corroborated by observable market data by correlation or other means. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3	Inputs to the valuation methodology are unobservable for the asset or liability, significant to the fair value measurement, and include situations where there is little, if any, market activity for the asset or liability. The inputs into the determination of fair value are based upon the best information in the circumstances and may require significant management judgment or estimation.

The asset’s or liability’s fair value measurement level within the valuation hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

Cash and cash equivalents, noninterest bearing deposits, short-term debt and accrued interest

The fair value of cash and cash equivalents, noninterest bearing deposits, short-term debt, and accrued interest receivable and payable were estimated to approximate their carrying amounts.

Interest bearing deposits in banks: The fair value of time deposits in banks is estimated based on quoted interest rates for certificates of deposit with similar remaining terms.

Available for sale securities: Where quoted prices are available in an active market, the securities are classified in Level 1 of the valuation hierarchy. Level 1 securities include exchange-traded equities. If quoted market prices are not available, fair values are determined using pricing models and discounted cash flows that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, and credit spreads. Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, include agency securities, municipal bonds, mortgage-backed securities and non exchange-traded equities.

29

Restricted equity securities: The carrying value of restricted equity securities approximates the fair value based on the redemption provisions.

Loans: Fair values are estimated for portfolios of loans with similar financial characteristics. Each portfolio is further segmented into fixed and adjustable rate interest terms by performing and nonperforming categories.

The fair value of fixed-rate loans is estimated to be the present value of scheduled payments discounted using interest rates currently in effect for loans of the same term. The fair value of variable-rate loans, including loans with a demand feature, is estimated to equal the carrying amount. The valuation of loans is adjusted for the allowance for loan losses. From time to time, nonrecurring fair value adjustments to collateral-dependent impaired loans are recorded to reflect partial write-downs based on the observable market price or current appraised value of collateral.

Deposits: The fair value of interest-bearing checking, savings, and money market deposit accounts is equal to the carrying amount. The fair value of fixed-maturity time deposits is estimated based on interest rates currently offered in the market for deposits of similar remaining maturities.

Borrowings: The fair value of junior subordinated debentures and long-term debt is estimated based on market interest rates offered for long-term debt of similar terms.

Off-balance sheet instruments: Loan commitments, where the committed interest rates were different than the current market rate, were insignificant at September 30, 2014 and December 31, 2013. The estimated fair value of fee income on letters of credit at September 30, 2014 and December 31, 2013 was insignificant.

The table below presents the Company’s balances of assets measured at fair value on a recurring basis by level within the hierarchy at September 30, 2014 and December 31, 2013.

	Quoted Prices in	Significant	Significant
	Active Markets	Other	Unobservable
	for Identical Assets	Observable Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
September 30, 2014
Available for sale securities
Residential mortgage-backed securities	$-	$31,409,324	$-	$31,409,324
SBA pools	-	460,825	-	460,825
Equity investments	-	54,438	-	54,438
	$-	$31,924,587	$-	$31,924,587

	Quoted Prices in	Significant	Significant
	Active Markets	Other	Unobservable
	for Identical Assets	Observable Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
December 31, 2013
Available for sale securities
Residential mortgage-backed securities	$-	$37,955,259	$-	$37,955,259
SBA pools	-	979,031	-	979,031
Equity investments	-	54,438	-	54,438
	$-	$38,988,728	$-	$38,988,728

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Note 19.	Fair Value of Assets and Liabilities (Continued)

The table below presents the Company’s balances of assets measured at fair value on a nonrecurring basis by level within the hierarchy at September 30, 2014 and December 31, 2013.

	Quoted Prices in	Significant	Significant
	Active Markets	Other	Unobservable
	for Identical Assets	Observable Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
September 30, 2014
Impaired Loans:
Commercial and Industrial loans	$-	$-	$3,240,958	$3,240,958
Commercial real estate (CRE):
Owner occupied Commercial RE			2,193,058	2,193,058
Non-owner occupied Commercial RE			3,635,854	3,635,854
Consumer			112,752	112,752
Residential:
1-4 Family Construction			1,178,470	1,178,470
Home Equity Loans/Lines			261,397	261,397
1-4 Family Non-Revolving			1,236,285	1,236,285
Agricultural			953,246	953,246
Foreclosed real estate			2,649,250	2,649,250

December 31, 2013
Impaired Loans:
Commercial and Industrial loans	$-	$-	$3,279,680	$3,279,680
Commercial real estate (CRE):
Owner occupied Commercial RE			1,209,757	1,209,757
Non-owner occupied Commercial RE			5,575,502	5,575,502
Consumer			10,085	10,085
Residential:
1-4 Family Construction			975,645	975,645
Home Equity Loans/Lines			160,995	160,995
1-4 Family Non-Revolving			3,226,156	3,226,156
Agricultural			2,222,356	2,222,356
Foreclosed real estate			2,363,750	2,363,750

The fair value of impaired collateral dependent loans is determined based on the loan’s observable market price or the fair value of the collateral less estimated costs to sell if the loan is collateral dependent. Fair value of collateral was determined using appraisals or other sources of market value. Appraised values may be discounted based upon management’s historical knowledge and changes in market conditions from the time of valuation. The related valuation allowance for impaired loans, which is reflected in the amounts in the table, of $5,532,562 and $1,314,077 at September 30, 2014 and December 31, 2013, respectively, is included in the allowance for loan losses in the consolidated balance sheets.

Foreclosed real estate is carried at fair value, less estimated costs to sell. The fair value was determined using appraisals or other sources of market value. Discounts are based on management’s review and changes in market conditions (Level 3 inputs).

31

Note 19.	Fair Value of Assets and Liabilities (Continued)

The estimated fair values, and related carrying amounts, of the Company’s financial instruments follows. Accounting guidance excludes certain financial instruments from the disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

		Quoted Prices in	Significant	Significant
		Active Markets	Other	Unobservable
		for Identical Assets	Observable Inputs	Inputs	Total
	Carrying Value	(Level 1)	(Level 2)	(Level 3)	Fair Value
September 30, 2014
Financial assets:
Cash and cash equivalents	$16,077,079	$-	$16,077,079	$-	$16,077,079
Interest bearing deposits in banks	2,591,000		2,591,000		2,591,000
Available for sale securities	31,924,587		31,924,587		31,924,587
Restricted equity securities	388,200			388,200	388,200
Loans, net	94,737,295		81,919,680	12,812,020	94,731,700
Accrued interest receivable	329,523		329,523		329,523
Financial liabilities:
Noninterest bearing deposits	27,297,437		27,297,437		27,297,437
Interest-bearing deposits	142,244,065		124,657,189		124,657,189
Junior subordinated debentures	8,248,000		7,693,888		7,693,888
Accrued interest payable	993,480		993,480		993,480

December 31, 2013
Financial assets:
Cash and cash equivalents	$19,347,986	$-	$19,347,986	$-	$19,347,986
Interest bearing deposits in banks	3,338,000		3,338,000		3,338,000
Available for sale securities	38,988,728		38,988,728		38,988,728
Restricted equity securities	575,500			575,500	575,500
Loans, net	134,283,435		117,770,367	16,660,176	134,430,543
Accrued interest receivable	576,204		576,204		576,204
Financial liabilities:
Noninterest bearing deposits	34,437,283		34,437,283		34,437,283
Interest-bearing deposits	162,663,295		163,308,706		163,308,706
Junior subordinated debentures	8,248,000		7,693,888		7,693,888
Accrued interest payable	854,763		854,763		854,763

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Note 20.	Stockholders’ Equity

Preferred stock:

On January 9, 2009, as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program, the Company entered into a Letter Agreement, and the related Securities Purchase Agreement—Standard Terms (collectively, the “Purchase Agreement”), with the United States Department of the Treasury (“Treasury”), pursuant to which the Company issued (i) 5,983 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A preferred stock”), and (ii) a warrant for 299 shares immediately exercised at $.01 per share of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (“Series B preferred stock”) (together the Purchased Securities). The Purchased Securities have an aggregate purchase price of $5,983,000, a cash liquidation preference of $1,000 per share, and a par value of $1 per share.

In connection with the issuance of the Purchased Securities, the Company amended the Articles of the Charter of the Corporation to reclassify authorized but unissued capital stock classified as common stock to the aforementioned series of preferred stock.

The Purchased Securities qualify as Tier 1 capital. The Series A preferred stock pays cumulative dividends at a rate of 5% per annum until February 15, 2014. Beginning February 16, 2014, the dividend rate will increase to 9% per annum. The Series B preferred stock pays cumulative dividends at a rate of 9% per annum. On and after February 15, 2012, the Company may, at its option, redeem shares of the Purchased Securities, in whole or in part, at any time and from time to time, for cash at a per share amount equal to the sum of the liquidation preference per share plus any accrued and unpaid dividends to but excluding the redemption date. Under the original terms of the Purchase Agreement, the Company is prohibited from redeeming the Purchased Securities within the first three years unless it completed a qualified equity offering whereby it received aggregate gross proceeds of not less than $1,570,500. However, the provisions introduced by the American Recovery and Reinvestment Act of 2009 indicate that once the Company notifies Treasury that it would like to redeem the Purchased Securities, the Treasury must permit the Company to do so subject to consultation with the Federal Reserve. The Company will be subject to existing supervisory procedures for approving redemption requests for capital instruments. The Federal Reserve will weigh the Company’s desire to redeem the Purchased Securities against the contribution of Treasury capital to the Company’s overall soundness, capital adequacy and ability to lend, including confirming that the Company has a comprehensive internal capital assessment process.

The proceeds for the Purchased Securities were allocated between the Series A and Series B preferred stock based on their relative fair value, using a discount rate of 12%. The original discount is being accreted using the effective interest method over the expected term of five years.

The Company has not declared nor paid dividends dating back to November 15, 2009. In accordance with the terms of the Purchase Agreement, unpaid dividends shall compound on each subsequent dividend payment date. Accordingly, $1,909,994 of dividends would need to be declared and paid as of September 30, 2014 before any dividends, redemptions, purchases or other acquisitions of shares of common stock could occur.

Restrictions on lending from subsidiary to parent: Federal law imposes certain restrictions limiting the ability of the Bank to transfer funds to the Parent Company in the form of loans or advances. Section 23A of the Federal Reserve Act prohibits the Bank from making loans or advances to the Parent Company in excess of 10 percent of its capital stock and surplus, as defined therein. There were no material loans or advances outstanding at September 30, 2014 or December 31, 2013.

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Note 21.	Regulatory Matters

Capital requirements: The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table that follows) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined).

On November 21, 2013, the board of directors of the Company adopted certain resolutions relating to a proposed capital restoration plan (the “Plan”) and the Company and the Bank submitted the Plan to the Federal Reserve Board for approval. On January 23, 2014, the Federal Reserve Board classified the Bank as “significantly undercapitalized” under prompt corrective action regulations due to the Bank’s undercapitalized position and its failure to submit an acceptable capital restoration plan. Under Section 38 of the Federal Deposit Insurance Act (the “FDIA”) and regulations of the Federal Reserve Board, if a state member bank, such as the Bank, is classified as “significantly undercapitalized,” or “critically undercapitalized,” the Federal Reserve Board would be required to take one or more prompt corrective actions. These actions would include, among other things, prohibiting capital distributions and management fees, requiring sales of new securities to bolster capital, improvements in management, limits on interest rates paid, limits on asset growth, prohibitions on transactions with affiliates, termination of certain risky activities, and restrictions on compensation paid to executive officers. If a state member bank is classified as “critically undercapitalized,” the FDIA requires the bank to be placed into conservatorship or receivership within 90 days, unless the Federal Reserve Board determines that other action would better achieve the purposes of the FDIA regarding prompt corrective action with respect to undercapitalized banks. The failure by the Company and the Bank to improve the Bank’s capital position, or the continued deterioration of the Bank’s capital position, could have a Material Adverse Effect. On April 17, 2014 the Board of Directors of the Federal Reserve issued a Prompt Corrective Action Directive under Section 38 of the Federal Deposit Insurance Act which required the Company’s banking subsidiary to increase equity to acceptable levels or enter into a contract of sale to another financial institution within 60 days.

To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below.

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Note 21.	Regulatory Matters (Continued)

The Bank’s actual capital amounts and ratios at September 30, 2014 and December 31, 2013 are presented in the following table:

					To be well capitalized
			Minimum		under prompt corrective
	Actual		capital adequacy		action provisions
September 30, 2014	Amount	Ratio	Amount	Ratio	Amount	Ratio
(dollars in thousands)
Total risk-based capital
(to risk-weighted assets)	$3,330	3.5%	$7,584	8.0%	$9,480	10.0%
Tier 1 capital
(to risk-weighted assets)	$2,049	2.2%	$3,792	4.0%	$5,668	6.0%
Tier 1 capital
(to average assets)	$2,049	1.2%	$6,951	4.0%	$8,689	5.0%

December 31, 2013
(dollars in thousands)
Total risk-based capital
(to risk-weighted assets)	$8,633	6.7%	$10,296	8.0%	$12,870	10.0%
Tier 1 capital
(to risk-weighted assets)	$6,982	5.4%	$5,148	4.0%	$7,722	6.0%
Tier 1 capital
(to average assets)	$6,982	3.4%	$-	4.0%	$10,353	5.0%

Written Agreement: On January 28, 2010, the Company and the Bank entered into a Written Agreement (the “Agreement”) with their primary federal regulator, the Federal Reserve Bank of Richmond (the “Reserve Bank”) and state regulator, the Maryland Division of Financial Regulation (collectively, the “regulators”). Under the terms of the Written Agreement, the Company and Bank have agreed to take certain actions relating to lending operations and capital management. Specifically, the Agreement requires the following actions:

a)	Strengthen board oversight of management and operations of the Bank;
b)	Complete an assessment of the Bank’s management and staffing needs, particularly focused on credit risk management, credit administration, and problem asset resolution;
c)	Strengthen credit risk management practices;
d)	Adopt and implement an asset diversification program consistent with regulatory guidelines and to perform an analysis of the Bank’s concentrations of credit;
e)	Take all necessary actions to protect the Bank’s interest in criticized assets, adopt and implement a program to eliminate regulatory criticism of these assets, engage in an ongoing review of the Bank’s criticized assets and develop and implement procedures for the effective monitoring of the loan portfolio;
f)	Revise the allowance for loan and lease losses methodology and adopt and implement written policies and procedures for establishing and maintaining the allowance in a manner consistent with the Agreement;
g)	Charge−off or collect assets classified as “loss” in the regulators’ examination report that have not been previously collected or charged off, and not to extend or renew any credit to or for the benefit of any borrower who is obligated to the Bank on an extension of credit that has been charged off or classified as “loss” in the regulators’ examination report;
h)	Develop and implement a capital plan to maintain sufficient capital at the Bank and fulfill future capital requirements;
i)	Submit a written business plan and budget for 2010 for the Bank;
j)	Develop and submit a contingency funding plan to maintain acceptable liquidity levels;

k)	Correct criticisms detailed in the regulators’ examination report of the Bank’s compliance with laws and regulations;

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Note 21.	Regulatory Matters (Continued)

l)	Neither the Company nor Bank is permitted to declare or pay any dividends without regulatory approval. The Company has also agreed not to distribute any interest, principal or other sums on trust preferred securities; issue, increase or guarantee any debt; nor purchase or redeem any shares of the Company’s stock.

The Agreement includes time frames to implement the foregoing and on−going compliance requirements, including requirements to report to the regulators. The Agreement also requires the establishment of a committee of the Board of Directors which will be responsible for overseeing compliance with the Agreement. The Company and Bank have taken steps to comply with the requirements of the Agreement, and continue to operate under the Agreement.

The Company and Bank are also subject to various capital requirements administered by the federal banking agencies. Failure to comply with the terms of the Written Agreement or to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by the regulators that, if undertaken, could have a direct material adverse affect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices must be met. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

36